EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES ITS BEST QUARTER EVER

•	Microchip completed the acquisition of Silicon Storage Technology, Inc. (SST) on April 8, 2010

•	Microchip consolidated net sales of $320.8 million, including SST’s sales beginning April 9, 2010
•	Microchip's net sales, excluding SST, were $302.4 million, up 8.8% sequentially
•	SST's net sales from continuing operations were $18.4 million
•	Record net sales of 8-bit, 16-bit, and 32-bit microcontrollers; record net sales of analog products

•	Consolidated continuing operations on a GAAP basis:
•	Gross margin of 62.2%; operating profit of 33.2% and operating income of $106.6 million; Net income of $89.6 million and 27.9% of net sales; eps of 47 cents per diluted share

•	Consolidated continuing operations on a non-GAAP basis:
•
Record gross margins of 63.6%; record operating profit of 37.9% and record operating income of $121.7 million; record net income of $104.2 million and 32.5% of net sales; record eps of 55 cents per diluted share

•	Record shipments of 49,710 development tools

•	Increased quarterly dividend to a record 34.3 cents per share

CHANDLER, Arizona – August 5, 2010 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2010 as summarized in the following tables:

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology
Reports First Quarter
Fiscal 2011 Results

(in millions, except earnings per diluted share and percentages)	Microchip Excluding SST Results1 Three Months Ended June 30, 2010
	GAAP	% of Net Sales	Non-GAAP2	% of Net Sales
Net Sales	$302.4		$302.4
Gross Margin	$185.1	61.2%	$187.5	62.0%
Operating Income	$100.4	31.8%	$112.0	37.0%
Other Expense	($4.2)		($2.6)
Income Tax Expense	$11.4		$13.5
Net Income from Continuing Operations	$84.8	26.9%	$96.0	31.7%
Earnings per Diluted Share3	45 cents		51 cents

(in millions, except earnings per diluted share and percentages)	SST Results Including Purchase Accounting Adjustments April 9, 2010 to June 30, 2010
	GAAP	% of Net Sales	Non-GAAP2	% of Net Sales
Net Sales	$18.4		$18.4
Gross Margin	$14.4	78.0%	$16.6	90.0%
Operating Income	$6.2	33.7%	$9.7	52.5%
Other Income	$0.3		$0.3
Income Tax Expense	$1.7		$1.7
Net Income from Continuing Operations	$4.8	26.3%	$8.3	44.9%
Earnings per Diluted Share from Continuing Operations3	2 cents		4 cents
Net Income (Loss) from Discontinued Operations	(-)	-	$5.9	32.2%
Earnings per Diluted Share from Discontinued Operations3	0 cents		3 cents

(in millions, except earnings per diluted share and percentages)	Microchip Consolidated Results Three Months Ended June 30, 2010
	GAAP	% of Net Sales	Non-GAAP2	% of Net Sales
Net Sales	$320.8		$320.8
Gross Margin	$199.4	62.2%	$204.1	63.6%
Operating Income	$106.6	33.2%	$121.7	37.9%
Other Expense	($3.9)		($2.2)
Income Tax Expense	$13.1		$15.1
Net Income from Continuing Operations	$89.6	27.9%	$104.2	32.5%
Earnings per Diluted Share3	47 cents		55 cents
Net Income (Loss) from Discontinued Operations	(-)	-	$5.9	1.8%
Earnings per Diluted Share from Discontinued Operations3	0 cents		3 cents

1 Microchip's results excluding SST do not have any discontinued operations.
2 See the "Use of Non-GAAP Financial Measures" section of this release.
3 Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

Consolidated net sales for the first quarter of fiscal 2011 were $320.8 million, up 15.4% sequentially from net sales of $278.0 million in the immediately preceding quarter, and up 66.3% from net sales of $192.9 million in the prior year's first quarter.  GAAP net income from continuing operations for the first quarter of fiscal 2011 was $89.6 million, or 47 cents per diluted share, up 18.3% from GAAP net income of $75.7 million, or 40 cents per diluted share, in the immediately preceding quarter, and up 227.4% from GAAP net income of $27.4 million, or 15 cents per diluted share, in the prior year's first quarter.

Consolidated Non-GAAP net income from continuing operations for the first quarter of fiscal 2011 was $104.2 million, or 55 cents per diluted share, up 20.2% from consolidated non-GAAP net income of $86.7 million, or 46 cents per diluted share, in the immediately preceding quarter, and up 197.9% from consolidated non-GAAP net income of $35.0 million, or 19 cents per diluted share, in the prior year’s first quarter.  For the first fiscal quarter of fiscal 2010 and fiscal 2011, our consolidated non-GAAP results exclude the effect of share-based compensation, any gain or loss on trading securities, expenses related to our acquisition activities (including intangible asset amortization, purchased inventory costs, severance costs and legal and other administrative expenses associated with acquisitions), the acquisition of patent licenses and non-cash interest expense on our convertible debentures.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 34.3 cents per share.  The quarterly dividend is payable on September 2, 2010 to stockholders of record on August 19, 2010.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

"The June quarter was another exceptional quarter for Microchip.  Microchip’s net sales, excluding SST, grew 8.8% sequentially, we achieved the high end of our gross margin guidance, and exceeded our operating profit and earnings per share guidance that we provided on May 5, 2010," said Steve Sanghi, Microchip’s President and CEO.  "Microchip’s non-GAAP gross margins excluding SST were a record 62% for the quarter ending June 2010.  Microchip's factories are running at higher levels of production output than they have ever produced in the history of the company, maintaining the high efficiency, quality and yields for which we are known.  Excluding SST, Microchip's business produced record non-GAAP operating margins of 37.0% and record non-GAAP earnings per share of 51 cents per diluted share."

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

“The continuing operations of SST produced $18.4 million in net sales, 90% non-GAAP gross margins, 52.5% non-GAAP operating profit, and 4 cents of non-GAAP earnings per diluted share," continued Mr. Sanghi.  "With the sale of several non-core assets and substantial operating expense reductions, we are pleased to achieve operating profitability for SST and announce the very first quarter under Microchip’s ownership to be accretive to our earnings.  These results exceeded our original guidance for the June quarter provided on May 5, 2010."

"The consolidated results from continuing operations produced net sales of $320.8 million in the June 2010 quarter, non-GAAP gross margins of 63.6%, non-GAAP operating profit of 37.9% and non-GAAP earnings per diluted share of 55 cents.  We are exceptionally pleased with these record-setting results," Mr. Sanghi added.

"Our microcontroller business delivered superb results with net sales up a strong 9.8% on a sequential basis and up 55.3% from the year ago quarter, achieving a new record.  Our 16-bit microcontroller business achieved another record for quarterly net sales and was up 26% sequentially and up 154% from the year ago quarter.  Our 32-bit microcontroller product line continues to make good progress with 86% sequential growth from a small but rapidly growing base, and building upon the 36% sequential growth it experienced in the June quarter," said Ganesh Moorthy, Chief Operating Officer.  "Our analog business had another outstanding quarter with 17.8% sequential growth, and was up 101.2% from the year ago quarter."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Microchip's inventory days on its balance sheet decreased from 97 days at the end of March to 96 days at the end of June.  Distribution inventory dropped one day, to 40 days at the end of the June quarter.  Overall inventory combining Microchip and distributor balances was down two days on June 30, 2010 compared to the balances at March 31, 2010.  Inventory days remain well below our internal target of 115 and we continue to ramp our factories to increase capacity to meet our customers' demand."

Mr. Bjornholt continued, "We ended the June quarter with a total cash and investment position of approximately $1.5 billion.  We expect our cash generation to be very strong in the September quarter and for the remainder of fiscal 2011."

Mr. Sanghi added, "We continue to make outstanding progress in the integration and restructuring of the SST business including the sale of certain assets.  We announced the consummation of the sale of the NAND drive and certain memory product lines on May 21, 2010.  On July 8, 2010, we announced an exclusive limited license to

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

Professional Computer Technology, Ltd. that allows them to manufacture certain Serial NOR-Flash products and sell these products to a specific licensed market under its own brand name.  We are progressing well on the sale of the WiFi power amplifier business and continue our rationalization efforts for the various SST memory product lines.  We continue diligent work on the integration activities associated with SST, including taking actions to achieve strong financial returns from the continuing businesses, integrating the SST employees into the Microchip culture and actively marketing those assets that are being held for sale.  We are confident that the SST transaction will provide substantial long-term value to our stockholders."

Mr. Sanghi said, "We are very pleased with how our business has performed in recent quarters and are confident that we have gained market share in our microcontroller and analog markets.  Microchip's book-to-bill ratio for the June quarter excluding SST was approximately 1.41, providing us with a record high opening backlog.  In the September 2010 quarter, we expect net sales from Microchip's business including SST to be up approximately 6% to 7% sequentially.  We expect the continuing operations of SST to deliver approximately $20 million in net sales to our overall results."

Mr. Sanghi concluded, "As we look into the December quarter, our backlog is substantially higher than it was for the September quarter at the same point in time.  We continue to see robust demand around the world, driven by exceptionally strong new design wins in our microcontroller and analog product lines.  We are increasing our manufacturing capacity to meet the projected demands of our customers in the December quarter.  Considering all of this, we expect the December quarter net sales to be up approximately 3% over the September quarter, in our otherwise seasonally weakest quarter of the year."

Acquisition of Silicon Storage Technology, Inc.

On April 8, 2010, Microchip acquired SST, a public company based in Sunnyvale, California, in a merger transaction for $3.05 per share, or a total of $353.8 million. The acquisition was accounted for under the acquisition method of accounting.  Under the acquisition method of accounting, the total purchase price was allocated to SST's net assets based upon their estimated fair values as of April 8, 2010. The excess purchase price over the value of the net assets acquired was recorded to goodwill. The continuing operations of SST include the licensing and microcontroller divisions.  The discontinued operations include SST's various memory product lines and WiFi power amplifier businesses.  The purchase price allocation resulted in net tangible assets acquired of $231.5 million for continuing operations, and $54.5 million for discontinued operations and intangible assets of

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

$58.7 million ($44.5 million for continuing operations and $14.2 million for discontinued operations).  The excess purchase price over the value of the net tangible assets acquired and intangible assets was recorded to goodwill and amounted to $9.1 million.  The GAAP financial results for SST include purchase accounting adjustments related to inventory valuation costs, intangible asset amortization, severance costs, and legal and other general and administrative costs associated with the acquisition.

Microchip's Recent Highlights:

•
Microchip significantly expanded its Human Interface portfolio with a royalty-free solution for projected capacitive touch sensing; a microcontroller family that integrates three graphics acceleration units and a display controller, along with 96 Kbytes of RAM, to simplify and lower the costs of embedded graphics displays; an expansion of Microchip's mTouch™ sensing solutions that enables capacitive touch sensing interfaces through metal—an industry first; and two new tools that speed the development of sophisticated graphical and touch-sensing designs using PIC32, 32-bit microcontrollers.

•
Wireless continues to be a growing trend in the embedded market, and Microchip continues to develop new solutions that make it easy for its microcontroller customers to add wireless connectivity to their designs.  The latest offerings include new agency-certified Wi-Fi® modules and low-power, sub-GHz radios and modules.

•
The Wall Street Journal ranked CEO Steve Sanghi second among the top 28 long-serving CEOs of the S&P 500.  CEOs were ranked according to how shareholder returns since going public compare to those of the remainder of the market.  According to data compiled by executive search firm Spencer Stewart, Microchip's cumulative return has been 4,476% since its IPO—nearly 10 times the change in the S&P 500 over the same period.

•
During the quarter, Microchip shipped 49,710 development systems, which is its fifth consecutive quarterly record for development tool shipments, demonstrating the continued strong interest in Microchip's products.  The total cumulative number of development systems shipped now stands at 979,270.

•
In the 8-bit arena, Microchip announced the broadest line of low-power, high-performance microcontrollers available, including a wide range of features and pin counts with 1.8 - 5.5V operation.  Microchip's latest 16-bit microcontroller family integrates USB and large RAM for improved throughput and data buffering while reducing system cost and size.

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

•
The most recent additions to Microchip's large and rapidly growing analog product line included a Synchronous Boost Regulator that enables the use of PIC® microcontrollers with a single battery cell, the industry's first Ion and photo smoke-detector ICs to offer alarm memory, new Digital-to-Analog Converters for a wide range of applications, and low-power LIN transceivers that meet the new AEC-Q100 standard to satisfy the stringent requirements of global automotive and industrial manufacturers.

•
Microchip continued to expand its memory portfolio with single-I/O bus UNI/O® EEPROM devices in extremely small, Wafer-Level Chip-Scale and TO-92 packages, along with the first SST products to be announced since the acquisition—the newest members of the 25 series Serial Flash memory family based on Microchip's proprietary SuperFlash® Technology.

Second Quarter Fiscal Year 2011 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP1
Results from Continuing Operations:
Net Sales	$340 to $343 million		$340 to $343 million
Gross Margin2	Approximately 62.7%	$3.1 million	Approximately 63.6%
Operating Expenses2	Approximately 28.0%	$8.2 million	Approximately 25.6%
Other Income (Expense)	($4.3) million	($1.7) million	($2.6) million
Tax Rate	13.0% to 13.5%	$1.7 million	13.0% to 13.5%
Net Income from Continuing Operations	$98.3 to $99.8 million	$11.2 to $11.3 million	$109.5 to $111.1 million
Diluted Common Shares Outstanding3	191.3 to 193.3 million	1.3 million shares	190 to 192 million
Earnings per Diluted Share From Continuing Operations	Approximately 52 cents	Approximately 6 cents	Approximately 58 cents

•	Microchip's consolidated inventory at September 30, 2010 is expected to be approximately flat in days to the June 30, 2010 levels, while remaining below our internal target of 115 days.

•
Capital expenditures for the quarter ending September 30, 2010 are expected to be approximately $42 million.  Capital expenditures for all of fiscal year 2011 are anticipated to be approximately $120 million.  We are continuing to take actions to invest in the needed equipment to support the expected net sales growth of our new products and technologies.

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

•
We expect net cash generation during the September quarter of approximately $115 million to $135 million before the dividend payment of $63.7 million announced today.  The amount of expected net cash generation is before the effect of any stock buy back activity.

•
Microchip's Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At June 30, 2010, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1	Use of Non-GAAP Financial Measures:

Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, any gain or loss on trading securities, the expenses related to our acquisition activities (including intangible asset amortization, purchased inventory costs, severance costs and legal and other general and administrative expenses associated with acquisitions), patent portfolio licenses, non-recurring tax events and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are non-cash expenses related to such transactions.  Our acquisitions of patent portfolio licenses and tax events related to IRS settlements, changes in tax regulations and the reinstatement of the R&D tax credit are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

We are using non-GAAP gross profit margin, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP other income (expense), non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events or, in the case of our trading securities, because such item is difficult to predict and not within the control of management.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

2
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to net sales and profit levels.

3
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures, and the repurchase or the issuance of stock or the sale of treasury shares.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2010	2009
Net sales	$320,801	$192,949
Cost of sales	121,358	96,514
Gross profit	199,443	96,435

Operating expenses:
Research and development	38,657	27,636
Selling, general and administrative	53,679	36,383
Special charges	475	1,238
	92,811	65,257

Operating income	106,632	31,178
Loss from equity investments	(52)	-
Other (expense) income, net	(3,894)	1,477

Income from continuing operations before income taxes	102,686	32,655
Income tax provision	13,071	5,287

Net Income from continuing operations	89,615	27,368

Discontinued operations:
Income from discontinued operations before income taxes	295	-
Income tax provision	344	-
Net loss from discontinued operations	(49)	-

Net income	$89,566	$27,368

Basic income per common share continuing operations	$0.48	$0.15
Basic income per common share discontinued operations	-	-
Basic net income per common share	$0.48	$0.15
Diluted income per common share continuing operations	$0.47	$0.15
Diluted income per common share discontinued operations	-	-
Diluted net income per common share	$0.47	$0.15
Basic common shares outstanding	185,540	182,856
Diluted common shares outstanding	190,072	185,526

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	June 30,	March 31,
	2010	2010
	(Unaudited)
Cash and short-term investments	$1,315,816	$1,214,323
Accounts receivable, net	193,499	137,806
Inventories	128,129	116,579
Assets held for sale	43,526	-
Other current assets	166,912	142,261
Total current assets	1,847,882	1,610,969

Property, plant & equipment, net	507,666	493,039
Long-term investments	160,129	317,215
Other assets	177,592	95,090

Total assets	$2,693,269	$2,516,313

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other current liabilities	$176,014	$104,449
Deferred income on shipments to distributors	108,070	98,941
Total current liabilities	284,084	203,390

Convertible debentures	342,223	340,672
Long-term income tax payable	96,221	57,140
Deferred tax liability	395,356	376,713
Other long-term liabilities	7,920	5,018

Stockholders' equity	1,567,465	1,533,380

Total liabilities and stockholders' equity	$2,693,269	$2,516,313

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RECONCILIATION OF GAAP TO NON-GAAP MEASURES
 (in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Microchip Consolidated	Microchip excluding SST	SST
Gross profit, as reported	$199,443	$185,087	$14,356	$96,435
Share-based compensation expense	1,965	1,965	-	1,710
Acquisition-related inventory valuation costs and intangible asset amortization	2,661	453	2,208	967
Non-GAAP gross profit	$204,069	$187,505	$16,564	$99,112
Non-GAAP gross profit percentage	63.6%	62.0%	90.0%	51.4%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Microchip Consolidated	Microchip excluding SST	SST
Research and development expenses, as reported	$38,657	$34,700	$3,957	$27,636
Share-based compensation expense	(3,167)	(3,167)	-	(2,989)
Non-GAAP research and development expenses	$35,490	$31,533	$3,957	$24,647
Non-GAAP research and development expenses as a percentage of net sales	11.1%	10.4%	21.5%	12.8%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Microchip Consolidated	Microchip excluding SST	SST
Selling, general and administrative expenses, as reported	$53,679	$49,960	$3,719	$36.383
Share-based compensation expense	(4,319)	(4,319)	-	(4,299)
Acquisition-related intangible asset amortization and other costs	(2,464)	(1,689)	(775)	(308)
Non-GAAP selling, general and administrative expenses	$46,896	$43,952	$2,944	$31,776
Non-GAAP selling, general and administrative expenses as a percentage of net sales	14.6%	14.5%	16.0%	16.5%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Microchip Consolidated	Microchip excluding SST	SST
Operating income, as reported	$106,632	$100,427	$6,205	$31,178
Share-based compensation expense	9,451	9,451	-	8,998
Acquisition-related inventory valuation costs, intangible asset amortization and other costs	5,125	2,142	2,983	1,275
Special charge – SST severance costs	475	-	475	-
Special charge – patent license	-	-	-	1,238
Non-GAAP operating income	$121,683	$112,020	$9,663	$42,689
Non-GAAP operating income as a percentage of net sales	37.9%	37.0%	52.5%	22.1%

RECONCILIATION OF GAAP OTHER (EXPENSE) INCOME, NET TO NON-GAAP
OTHER EXPENSE, NET
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Microchip Consolidated	Microchip excluding SST	SST
Other (expense) income, net, as reported	$(3,894)	$(4,235)	$341	$1,477
Convertible debt non-cash interest expense	1,649	1,649	-	1,508
Gain on trading securities	-	-	-	(5,447)
Non-GAAP other expense, net	$(2,245)	$(2,586)	$341	$(2,462)
Non-GAAP other expense, net, as a percentage of net sales	-0.7%	-0.9%	1.9%	-1.3%

RECONCILIATION OF GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS
TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Microchip Consolidated	Microchip excluding SST	SST
Income tax provision, as reported	$13,071	$11,416	$1,655	$5,287
Income tax rate, as reported	12.7%	11.9%	25.5%	16.2%
Share-based compensation expense	1,162	1,162	-	1,170
Acquisition-related inventory valuation costs, intangible asset amortization and other costs	270	264	6	165
Special charge – SST severance costs	26	-	26	-
Special charge – patent license	-	-	-	124
Convertible debt non-cash interest expense	618	618	-	581
Gain on trading securities	-	-	-	(2,097)
Non-GAAP income tax provision	$15,147	$13,460	$1,687	$5,230
Non-GAAP income tax rate	12.7%	12.3%	16.9%	13.0%

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RECONCILIATION OF GAAP NET INCOME AND DILUTED NET INCOME PER SHARE TO
NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended June 30, 2010					Three Months Ended June 30, 2009	Three Months Ended March 31, 2010
	Microchip Consolidated Operations	Continuing Operations Microchip (excluding SST)	Continuing Operations SST	Microchip Consolidated Continuing Operations	SST Discontinued Operations
Net income (loss), as reported	$89,566	$84,776	$4,839	$89,615	$(49)	$27,368	$75,749
Share-based compensation expense, net of tax effect	8,289	8,289	-	8,289	-	7,828	8,465
Acquisition-related inventory valuation costs, intangible asset amortization and other costs, net of tax effect	10,823	1,878	2,977	4,855	5,968	1,110	1,502
Special charge – SST severance costs, net of tax effect	449	-	449	449	-	-	-
Special charge – patent license, net of tax effect	-	-	-	-	-	1,114	-
Convertible debt non-cash interest expense, net of tax effect	1,031	1,031	-	1,031	-	927	982
Gain on trading securities, net of tax effect	-	-	-	-	-	(3,350)	-
Non-GAAP net income	$110,158	$95,974	$8,265	$104,239	$5,919	$34,997	$86,698
Non-GAAP net income as a percentage of net sales	34.3%	31.7%	44.9%	32.5%	0.0%	18.1%	31.2%

Diluted net income per share, as reported	$0.47	$0.45	$0.02	$0.47	$-	$0.15	$0.40
Non-GAAP diluted net income per share	$0.58	$0.51	$0.04	$0.55	$0.03	$0.19	$0.46

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

Microchip will host a conference call today, August 5, 2010 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until August 12, 2010.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) August 5, 2010 and will remain available until 5:00 p.m. (Eastern Time) on August 12, 2010.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5783541.

Cautionary Statement:

The statements in this release relating to our factories running at higher levels of production output, maintaining our high efficiency, quality and yields, our 32-bit microcontroller product line continuing to make good progress, ramping our factories to increase capacity, our cash generation being very strong in the September quarter and for the remainder of fiscal 2011, outstanding progress in the SST restructuring, progressing well on the sale of the WiFi power amplifier business, continuing our rationalization efforts for the various SST memory product lines, integration activities associated with SST, including achieving strong financial returns, integrating employees, and actively marketing assets held for sale, the SST transaction providing substantial long-term value to our stockholders, expecting net sales for Microchip's business including SST to be up approximately 6% to 7% sequentially, expecting continuing operations of SST to deliver approximately $20 million in net sales to our overall results, continued robust demand around the world, driven by exceptionally strong new design wins in our microcontroller and analog product lines, increasing our manufacturing capacity to meet the project demands of our customers in the December quarter, our expectation for December quarter net sales to be up approximately 3% over the September quarter, seasonally weakest quarter, continued strong interest in our products, our second quarter fiscal 2011 guidance on a consolidated basis including GAAP and non-GAAP as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income from continuing operations, diluted common shares outstanding, earnings per diluted share from continuing operations, inventory levels, capital expenditures for the September quarter and for fiscal 2011 including taking actions to invest in needed equipment to support our expected growth, and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued strength of the economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix

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Microchip Technology
Reports First Quarter
Fiscal 2011 Results

of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively ramp our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; difficulties associated with successfully integrating SST's business with our business and technologies; unexpected costs related to the integration of SST; the risk that our customers may fail to accept the SST product offerings; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 5, 2010 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip website at www.microchip.com.

Note:  The Microchip name and logo, PIC, UNI/O and SuperFlash are registered trademarks of Microchip Technology Inc. in the USA and other countries.  mTouch is a trademark of Microchip Technology Inc. in the USA and other countries.  All other trademarks mentioned herein are the property of their respective companies.

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